Filed by Coastline Corporate Services, Inc. – 727-596-6095

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
------------------------
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SPARKING EVENTS, INC.
(Name of small business issuer in its charter)

Nevada	2741	20-5034780
(State or Jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

SPARKING EVENTS, INC. 112 North Curry St. Carson City, Nevada 89703 (775)-321-8299
(Address and telephone number of principal executive offices)
STATE AGENT & TRANSFER 112 North Curry St. Carson City, Nevada 89703 (800) 253-1013 (Address of principal place of business or intended of principal place of business)

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement

If this Form is filed to register additional securities for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Number to be registered	Proposed maximum offering price per unit [1]	Proposed maximum aggregate offering price]	Amount of registration fee [2]

Common Stock	4,000,000	$0.02	$80,000	$2.46

[1] The offering price has been arbitrarily determined by the company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

[2] Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

SPARKING EVENTS, INC.

SHARES OF COMMON STOCK
4,000,000 SHARES OF COMMON STOCK ARE OFFERED FOR SALE BY THE COMPANY

Prior to this registration, there has been no public trading market for the common stock of Sparking Events, Inc. (“Sparking Events”). Sparking Events’ common stock is not presently traded on any market or securities exchange. Sparking Events is registering 4,000,000 shares of its common stock for sale to the public. The company is selling all of the shares. The price for the shares will be $0.02 per share.

Sparking Events may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. Sparking Events will receive all proceeds from the sale of the shares being registered.

This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

INVESTING IN THE COMPANY’S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING AT PAGE 7.

Prior to this registration, there has been no public trading market for the common stock. Sparking Events’ common stock is presently not traded on any market or securities exchange.

PLEASE READ THIS PROSPECTUS CAREFULLY.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is December 12, 2007

DEALER PROSPECTUS DELIVERY OBLIGATION

Until                         , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY OF OUR PROSPECTUS

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

Summary Information about Sparking Events, Inc.

Sparking Events, Inc. (“Sparking Events,” “the company,”  “our” “us” or “we,”) was incorporated in the State of Nevada as a for-profit company on November 29, 2006 and established a fiscal year end of February 28.  We are a development-stage company organized to enter into the special event and concert production industry. The company expects to provide unique entertainment productions through the promotion of well known and undiscovered musical talent showcased in established venues.

The Company will compete with traditional promoters of better known acts.

Our business office is located at 112 North Curry St. Carson City, Nevada 89703, and our telephone number is 775-321-8299 and our fax number is (604) 261-1513. Our United States and registered statutory office is located at, 112 North Curry St. Carson City, Nevada 89703.

As of August 31, 2007 the end of the most recent fiscal quarter, Sparking Events had raised $9,000 through the sale of its common stock. There is $8,921 of cash on hand in the corporate bank account. The company currently has liabilities of $4,894, represented by expenses accrued during its start-up. In addition, the company anticipates incurring costs associated with this offering totaling approximately $9,900. As of the date of this prospectus, we have generated no revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the company filed with this prospectus.

Summary of the Offering by the Company

Sparking Events has 9,000,000 shares of common stock issued and outstanding and is registering an additional 4,000,000 shares of common stock for offering to the public. The company may endeavor to sell all 4,000,000 shares of common stock after this registration becomes effective. The price at which the company offers these shares is fixed at $0.02 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. Sparking Events will receive all proceeds from the sale of the common stock.

Securities being offered by the company, common stock, par value $0.001	4,000,000 shares of common stock are offered by the company.
Offering price per share by the company.	A price, if and when the company sells the shares of common stock, is set at $0.02.
Number of shares outstanding before the offering of common shares.	9,000,000 common shares are currently issued and outstanding.
Number of shares outstanding after the offering of common shares.	13,000,000 common shares will be issued and outstanding after this offering is completed.
Minimum number of shares to be sold in this offering	None.

Market for the common shares

There is no public market for the common shares. The price per share is $0.02

Sparking Events may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if Sparking Events’ common stock is quoted or granted listing, a market for the common shares may not develop.

Use of proceeds

Sparking Events will receive all proceeds from the sale of the common stock by the company. If all 4,000,000 common shares being offered by Sparking Events are sold, the total gross proceeds to Sparking Events would be $80,000. The company intends to use the proceeds from this offering (i) to obtain computer systems and travel to research artists, estimated at $22,000 (ii) to secure certain rights to musical acts from the agent representing the acts for the North American markets and to initiate the company's promotional activities capabilities, estimated at $37,000, (iii) for other general corporate and working capital purposes, estimated at $11,100. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $9,900 are being paid for by Sparking Events.

Termination of the offering

The offering will conclude when all 4,000,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. Sparking Events may at its discretion extend the offering for an additional 90 days.

Terms of the offering	The company’s president and sole director will sell the common stock upon effectiveness of this registration statement.

You should rely only upon the information contained in this prospectus. Sparking Events has not authorized anyone to provide you with information different from that which is contained in this prospectus. The selling security holder is offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or of any sale of the common stock.

SUMMARY OF FINANCIAL INFORMATION

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations and the financial statements and the related notes thereto included elsewhere in this prospectus.

Balance Sheet	As of August 31, 2007
Total Assets	$8,921
Total Liabilities	$4,894
Shareholder’s Equity	$4,027
Operating Data	November 29, 2006 (inception) through August 31, 2007
Revenue	$0.00
Net Loss	($4,973)
Net Loss Per Share	($0.00)

As shown in the financial statements accompanying this prospectus, Sparking Events has had no revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a “going concern” opinion from our auditors based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

Our company is subject to those financial risks generally associated with development stage companies.

Since we have sustained losses since our inception, we will require financing to fund our development activities and to support our operations. However, we may be unable to obtain such financing. We are also subject to risks factors specific to our business strategy and industry. Rapid changes in the concert industry, customer demand or industry standards may require us to introduce new productions and acts on a continual and timely basis before profitable operations can be attained. We may be unable to introduce new productions and acts on a timely basis. Moreover, there is no guarantee that any such productions will allow us to achieve profitable operations in the future.

Sparking Events should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Auditor’s Going Concern

THERE IS CONSIDERABLE DOUBT ABOUT SPARKING EVENTS’ ABILITY TO CONTINUE AS A GOING CONCERN.

Our auditor’s report on our August 31, 2007 financial statements expresses an opinion that considerable doubt exists as to whether we can continue as an ongoing business. Since our sole officer and director may be reluctant or unable to loan or advance additional capital to Sparking Events, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. You may be investing in a company that will not have the funds necessary to continue to deploy its business strategies. See “August 31, 2007Interim Financial Statements - Auditors Report.”

As the company has been issued an opinion by its auditors that substantial doubt exists as to whether the company can continue as a going concern, it may be more difficult for the company to attract investors.

Risks Related To Our Financial Condition

SINCE THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY.

The company anticipates increases in its operating expenses, without realizing any revenues from its products. Within the next 12 months, these increases in expenses will be attributed to the cost of (1) ability to negotiate acceptable contracts with artists and groups, (2) ability to negotiate arrangements with venues, (3) ability to arrange promotional materials and spots with radio stations (4) hiring sub contractors and (5) other general corporate and working capital purposes.

In funding the production of its events, the company will incur significant financial losses in the near future. There is no history upon which to base any assumption as to the possibility that the company will prove successful. We cannot provide investors with any guarantee that our promotional services will draw customers away from the customer base of recognized event production companies, generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business will fail, which will result in the loss of your entire investment.

IF WE DO NOT ACQUIRE ADDEQUATE FINANCING, OUR BUSINESS WILL BE UNSUCCESFUL, WHICH WILL RESULT IN THE TOTAL LOSS OF YOUR INVESTMENT.

Sparking Events will need additional financing in order to maintain its corporate existence and to implement its business plans and strategy.

No guarantee can be given that the company will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the company to gain access to capital markets or acquire acceptable financing could have a material adverse effect upon the results of its operations and upon its financial conditions.

Risks Associated To This Offering.

INVESTING IN THE COMPANY IS A VERY SPECULATIVE INVESTMENT AND MAY POSSIBLY RESULT IN THE LOSS OF YOUR TOTAL INVESTMENT.

Purchasing the offered shares is considerably speculative and involves considerable risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. The business objectives of the company are also speculative, and we may be unable to satisfy those objectives. The shareholders of the company may be unable to comprehend a substantial return on their purchase of the offered shares, or any return at all, and may lose their whole investment in the company. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

INVESTORS WILL PAY MORE FOR SPARKING EVENTS’ COMMON STOCK THAN THE PRO RATA PORTION OF OUR ASSETS ARE WORTH; AS A RESULT, INVESTING IN OUR COMMON STOCK MAY RESULT IN AN IMMEDIATE LOSS.

The offering price and other terms and conditions concerning the company’s shares have been subjectively determined by the company and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Furthermore, since the company has just formed and has no operating history and no earnings, the price of the offered shares is not based on its past earnings. No investment banker, appraiser or other independent third party has been consulted relating to the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $0.02 per common share as determined herein is considerably higher than the net tangible book value per share of Sparking Events’ common stock. Sparking Events’ assets do not substantiate a share price of $0.02 per share. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

SEEING AS THE COMPANY HAS 75,000,000 AUTHORIZED SHARES, THE COMPANY’S MANAGEMENT COULD ISSUE ADDITIONAL SHARES, DILLUTING THE COMPANY’S CURRENT SHARE HOLDERS’ EQUITY.

The company has 75,000,000 authorized shares, of which only 9,000,000 are at present issued and outstanding and only 13,000,000 will be issued and outstanding after this offering terminates. The company’s management could, without the permission of the company’s existing shareholders, issue considerably more shares, causing a large dilution in the equity position of the company’s current shareholders. As well, large share issuances by the company would usually have a negative impact on the company’s share price. It is possible that, due to extra share issuance, you could loose a considerable amount, or all, of your investment.

AS WE DO NOT HAVE A TRUST OR ESCROW ACCOUNT FOR INVESTORS' SUBSCRIPTIONS, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

Invested funds for this offering will not be placed in an escrow or trust account. In view of that, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors and will not be used for the sale of Sparking Events’ productions.

GIVEN THAT WE ARE A DEVELOPMENT STAGE COMPANY, WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEABLE FUTURE.

We do not foresee paying dividends on our common stock, but plan rather to retain earnings, if any, for the operation, growth and expansion of our business.

SEEING THAT WE MAY BE INCAPABLE TO PRODUCE OR MAINTAIN A MARKET FOR THE COMPANY’S SHARES, THEY MAY BE EXTREMELY ILLIQUID.

There is currently no traded public market for the company’s common stock. If no market develops, the holders of our common stock may find it hard or impossible to sell their shares. Further, even if a market develops, our common stock will be subject to fluctuations and volatility.

The company cannot apply directly to be quoted on the NASD Over-The-Counter Bulletin Board (OTC). As well, the stock may be listed or traded only to the degree that there is interest by broker-dealers in acting as a market maker in the company’s stock. Regardless of the company’s best efforts, the company may not be able to persuade any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. The company may deem pursuing a listing on the OTCBB after this registration becomes effective and the company has concluded its offering.

IF THE COMPANY’S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND AS A RESULT WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERLY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY’S SHARES.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

SINCE OUR COMPANY’S SOLE OFFICER  AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS.

The company’s sole officer and director owns 100% of the outstanding shares and will own over 71% after this offering is finished. As a result, he may be able to choose all of our directors and manage the direction of the company. The company’s sole officer and director’s interests may be different from the interests of other stockholders. Factors that could cause his interests to be different from the interests of other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to dedicate to the company.

All decisions regarding the management of the company’s affairs will be made exclusively by its sole officer and director. Purchasers of the offered shares may not partake in the management of the company and, therefore, are dependent upon the management abilities of the company’s sole officer and director. The only assurance that the shareholders of the company, including purchasers of the offered shares, have that the company’s sole officer and director will not abuse his discretion in executing the company’s business affairs, is his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless that person is willing to entrust all aspects of management to the company’s sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the company’s management.

THE COMPANY CANNOT SUPPLY ANY GUIDANCE AS TO THE FEDERAL TAX IMPLICATIONS OR CONSEQUENCES OF THE PURCHASE OR SALE OF THESE SHARES.

The company has not obtained a ruling from the Internal Revenue Service, or the opinion of counsel, with respect to the federal income tax consequences of this offering. As a result, purchasers of the offered shares must evaluate for themselves the income tax implications that result from their purchase and possible subsequent sale of the offered shares.

Related Risks for Investing in Our Company

SINCE THE COMPANY’S SOLE OFFICER AND DIRECTOR HAS OTHER OUTSIDE BUSINESS ACTIVITIES, HE MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HIS TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERUPTIONS OR BUSINESS FAILURE.

Mr. Giusto, our sole officer and director, has other outside business activities and currently devotes approximately 15-20 hours per week to our operations. Our operations may be irregular and occur at times which are not suitable to Mr. Giusto, which may result in periodic interruptions or suspensions of our business plan. If the demands of the company’s business need the full business time of our sole officer and director, he is ready to adjust his timetable to devote more time to the company’s business. Nevertheless, he may not be able to devote enough time to the management of the company’s business, which may result in periodic interruptions in implementing the company’s plans in a timely manner. Such delays could have a considerable negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY, WHICH COULD NEGATIVELY AFFECT THE CAPABILLITY OF THE COMPANY TO MAINTAIN OPERATIONS.

The company is entirely dependent on the efforts of its sole officer and director. The loss of its sole officer and director, or of other key personnel in the future, could have a material adverse effect on the business and its prospects. The company believes that all commercially sensible efforts have been made to minimize the risks attendant with the departure by key personnel from service. The company plans to continue these efforts in the future. However, there is no guarantee that replacement personnel, if any, will help the company to operate profitably. The company does not maintain key person life insurance on its sole officer and director.

IF THE COMPANY IS DISSOLVED, IT IS DOUBTFUL THAT THERE WILL BE ADEQUATE ASSETS REMAINING TO ALLOCATE TO THE SHAREHOLDERS.

In the event of the dissolution of the company, the proceeds realized from the liquidation of its assets, if any, will be distributed to the shareholders only after the claims of the company’s creditors, if any, are satisfied. In that case, the ability of purchasers of the offered shares to recover all or any portion of his or her purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

COMPENSATION MAY BE PAID TO OUR OFFICERS, DIRECTORS, AND EMPLOYEES DESPITE THE COMPANY’S PROFITABILITY. SUCH PAYMENTS MAY NEGATIVELY AFFECT OUR CASH FLOW AND THE ABILITY OF THE COMPANY TO FINANCE ITS BUSINESS PLAN, WHICH WOULD CAUSE OUR BUSINESS TO BE UNSUCCESSFUL.

The sole officer and director and any future employees of the company may be allowed to receive compensation, payments and reimbursements whether the company operates at a profit or a loss. Any compensation received by our sole officer and director, or any other management personnel in the future, will be determined from time to time by the Board of Directors. We anticipate to reimburse our sole officer and director and any future management personnel for any direct out-of-pocket expenses they acquire on behalf of the company.

INVESTORS IN THIS OFFERING MAY NOT FEEL COMFORTABLE INVESTING IN A COMPANY WHOSE SOLE OFFICER AND DIRECTOR HAS LIMITED OR NO LIABILITY TO ITS SHAREHOLDERS FOR DAMAGES.

The Articles of Incorporation of the company include a provision eliminating or limiting the personal liability of the company’s sole officer and director and its shareholders for damages for breach of fiduciary duty as a director or officer. Accordingly, the officer and director may have no liability to the shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud or a knowing violation of law or results in unlawful distributions to the shareholders.

All decisions regarding the management of the company’s affairs will be made exclusively by its sole officer and director. Purchasers of the offered shares may not participate in the management of the company and, therefore, are dependent upon the management abilities of the company’s sole officer and director. The only assurance that the shareholders of the company, including purchasers of the offered shares, have that the company’s sole officer and director will not abuse his discretion in executing the company’s business affairs, is his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless that person is willing to entrust all aspects of management to the company’s sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the company’s management.

Related Risks to the Company’s Market and Strategy

GIVEN THAT WE ARE A NEW COMPANY AND LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE, WHICH MAY RESULT IN THE LOSS OF YOUR INVESTMENT.

Sparking Events is a development stage company formed recently to carry out the activities described in this prospectus and thus has only a limited operating history upon which an evaluation of its prospects can be made. We were incorporated on November 29, 2006 and to date have been involved primarily in contacting artists representation agencies, identifying suitable venues for the production of our events, organizational activities and market research; to date we have transacted no business operations. Thus, there is no internal or industry-based historical financial data, for any significant period of time, upon which to estimate the company’s planned operating expenses.

The company expects that its results of operations may also vary significantly in the future as a result of a variety of factors. These include, among other factors, the entry of new competitors into the concert production industry, our ability to attract, retain and motivate qualified personnel, the initiation, renewal or expiration of our customer base, pricing changes by the company or its competitors, specific economic conditions operating in the concert production industries and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

Due to all of the foregoing factors, it is probable that in some future period the company’s operating results may be less than the expectations of public market analyses and investors. In such event, the price of the company’s securities, including its common stock, would probably be materially adversely affected.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

ABILITY OF THE COMPANY TO IMPLEMENT ITS BUSINESS STRATEGY.

Although the company intends to fully implement its business concepts for our concert productions throughout the Lower Mainland, implementation of this strategy will depend in upon a number of factors. These include our ability to establish a significant base of customers among concert enthusiasts, maintain favorable relationships with our customers, effectively design customized promotional material for our customers, obtain adequate financing on favorable terms in order to fund our business, maintain appropriate procedures, policies and systems, hire, train and retain skilled employees and to continue to operate within an environment of increasing competition. The inability of the company to obtain or maintain any or all of these factors could impair our ability to implement our business strategy successfully, which could have a material adverse effect on the results of its operations and its financial condition.

IF THE COMPANY CANNOT PRODUCE A SIGNIFICANT MARKET FOR ITS CONCERTS IN WHAT IS AN EXTREMELY COMPETITIVE INDUSTRY, OUR BUSINESS WILL FAIL AND OUR SHAREHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT.

The strategy of the company for growth is substantially dependent upon its ability to market its productions successfully to prospective clients. However, our planned Sparking Events’ concerts may not achieve significant acceptance among concert goers. Such acceptance, if achieved, may not be sustained for any significant period of time. There is no guarantee that any substitute productions we produce will be sufficient to permit the company to recover our associated costs. Failure of the company’s productions to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

IF THE COMPANY CANNOT MAKE A PROFIT, SHAREHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT.

The company may be unable to develop consistent revenues or its operations may fail to produce a profit.

THE COMPANY’S ENTIRE BUSINESS STRATEGY IS DEPENDENT ON THE SALES OF ITS CONCERT PRODUCTIONS. IF THE COMPANY IS UNABLE TO ACHIEVE ITS SALES ESTIMATES IT MAY FAIL AND SHAREHOLDERS MAY LOSE THEIR INVESTMENT.

The strategy of the company for growth may be substantially dependent upon its ability to market and produce its concerts successfully. Other companies, including those with substantially greater financial, marketing, and sales resources, compete with the company. There can be no assurance that the company will be able to market and produce its concerts on acceptable terms, or at all. There can be no assurance that the company will be able to develop new productions that will be commercially successful. Failure to market its productions successfully, or develop, introduce and market new productions successfully, could have a material adverse effect on the company’s business, financial condition, or results of operations.

THE COMPANY IS DEPENDANT ON THIRD-PARTY PROVIDERS FOR CERTAIN SERVICES AND MAY NOT BE ABLE TO CONTINUE OPERATIONS IF THERE IS A DISRUPTION IN THE SUPPLY OF SUCH SERVICES.

The company will depend upon third party independent ticketing agencies to supply our Sparking Events tickets. Further, we plan on retaining independent contractors to provide essential services to the company, such as sound and lighting, security, printing and a street team. Such third party suppliers and contractors have no fiduciary duty to the shareholders of the company and may not perform as expected. Inasmuch as the capacity for certain services by certain third parties may be limited, the inability of those third parties, for economic or other reasons, to provide services could have a material adverse effect upon the results of our operations and financial condition.

GENERAL COMPETITION

The market in which we expect to compete is highly competitive, and we will face competition from one or more entities. In addition, we anticipate that competition will increase in the future. Many of our competitors are larger businesses and have substantially greater financial resources and a much greater contact base in the industry than we will have.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the company.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
GROSS PROCEEDS FROM THIS OFFERING	$20,000	$40,000	$60,000	$80,000
Less: OFFERING EXPENSES	=========	=========	==========	=========
SEC Filing Expenses	8,000	8,000	8,000	8,000
Printing	300	300	300	300
Transfer Agent	1,600	1,600	1,600	1,600
TOTAL	$9,900	$9,900	$9,900	$9,900
Less: COMPUTER SYSTEMS & TRAVEL
Purchase of Computer	500	1,000	1,500	2,000
Travel to Research Artists	1,000	6,000	12,500	20,000
TOTAL	$1,500	$7,000	$14,000	$22,000

Less: WEBSITE, MARKETING & ADVERTISING
Website/Hosting:	500	3,500	5,000	7,000
Marketing & Advertising:	2,000	11,500	22,000	30,000
TOTAL	$2,500	$15,000	$27,000	$37,000

Less: ADMINISTRATION EXPENSES
Office supplies, Stationery, Telephone, Internet	100	600	1,100	2,100
Legal and Accounting	6,000	6,000	6,000	6,000
Office Temp	0	1,500	2,000	3,000
Total	$6,100	$8,100	$9,100	11,100
	=========	==========	==========	=========
TOTALS	$20,000	$40,000	$60,000	$80,000

The above figures represent only estimated costs.

The funds raised through this offering will be used to (a) fund travel to scout talent and create personal working relationships with artists, agents and management and (b) finance our marketing and advertising initiatives. The first stage of the company’s funding includes traveling to cities that our potential artists and management are located (estimated to cost $20,000) and hosting the company’s website (estimated to cost $7,000) The first stage of our sales and marketing plan involve securing artists, venues, radio spots and print ads (estimated to cost $30,000).

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by Sparking Events and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The price of the current offering is fixed at $0.02 per share. This price is significantly greater than the price paid by the company’s sole officer and director for common equity since the company’s inception on November 29, 2006. The company’s sole officer and director paid $0.001 per share, a difference of $0.019 per share lower than the share price in this offering.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The price of the current offering is fixed at $0.02 per share. This price is significantly greater than the price paid by the company’s sole officer and director for common equity since the company’s inception on November 29, 2006. The company’s sole officer and director paid as low as $0.001 per share, a difference of $0.019 per share lower than the share price in this offering.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.02
Net tangible book value per share before offering	$0.0004
Potential gain to existing shareholders	$80,000
Net tangible book value per share after offering	$0.0064
Increase to present stockholders in net tangible book value per share after offering	$0.0060
Capital contributions	$80,000
Number of shares outstanding before the offering	9,000,000
Number of shares after offering held by existing stockholders	9,000,000
Percentage of ownership after offering	69.3%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.02
Dilution per share	$0.0136
Capital contributions	$80,000
Percentage of capital contributions	89.9%
Number of shares after offering held by public investors	4,000,000
Percentage of ownership after offering	30.7%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.02
Dilution per share	$0.0147
Capital contributions	$60,000
Percentage of capital contributions	86.9%
Number of shares after offering held by public investors	3,000,000
Percentage of ownership after offering	25%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.02
Dilution per share	$0.016
Capital contributions	$40,000
Percentage of capital contributions	81.6%
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	18.1%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.02
Dilution per share	$0.0176
Capital contributions	$20,000
Percentage of capital contributions	68.9%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	10%

THE OFFERING BY THE COMPANY

Sparking Events is registering 4,000,000 shares of its common stock for offer and sale.

To date, no steps have been taken to list Sparking Events’ common stock on any public exchange. We intend to take the steps necessary to seek a listing as soon as meeting listing requirements; however, there is no assurance that Sparking Events will be granted a listing.

All of the shares registered herein will become tradable on the effective date of this registration statement. The company will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer.

NOTE: As of the date of this prospectus, our sole officer and director, Carlo Giusto, owns 9,000,000 common shares, which are subject to Rule 144 restrictions. There is currently one (1) shareholder of our common stock.

The company is hereby registering 4,000,000 common shares. The price per share is $0.02.

In the event the company receives payment for the sale of their shares, Sparking Events will receive all of the proceeds from such sales. Sparking Events is bearing all expenses in connection with the registration of the shares of the company.

PLAN OF DISTRIBUTION

9,000,000 common shares are issued and outstanding as of the date of this prospectus. The company is registering an additional 4,000,000 shares of its common stock for possible resale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

Sparking Events will receive all proceeds from the sale of the shares by the company. The price per share is $0.02.

The company' shares may be sold to purchasers from time to time directly by, and subject to the discretion of, the company. Further, because it is a self-underwritten offering, the company will not offer their shares for sale through underwriters, dealers, or agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the company and/or the purchasers of the shares for whom they may act as agents.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in such states only if they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which Sparking Events has complied.

In addition and without limiting the foregoing, the company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Sparking Events will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge; no such proceedings are threatened or contemplated by any party.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS & CONTROL PERSONS

Officers and Directors

Our sole director serves until his successor is elected and qualified. Our sole officer is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees. The company’s current Audit Committee consists of our sole officer and director.

The name, address, age, and position of our present sole officer and director is set forth below:

Name and Address	Age	Position(s)

Carlo Giusto	31	President, Secretary/ Treasurer, Chief Financial Officer
100-1260 Hamilton St. Suite 101		and Chairman of the Board of Directors.
Vancouver, British Columbia Canada V6B 2S8

The person named above has held his offices/positions since inception of our company and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

Background of Officers and Directors

Carlo A. Giusto

Carlo Giusto is a recognized club and concert promoter with over 10 years of experience supplying numerous production outfits and venues with promotion and artist booking advice.  During his career he has supplied his labor to book nationally known artists such as The Black Eyed Peas and Boy George.

Over the past six years Mr. Giusto has been President of  Tigerstone Entertainment. Inc.  as well as the Marketing Director of Shine Nightclub.

Conflicts of Interest

At the present time, the company does not foresee any direct conflict of interest between Mr. Giusto’s other business interests and his involvement in Sparking Events.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what his ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address Beneficial Owner [1]	Amount and Nature of Beneficial Owner	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold

Common Stock	Carlo Giusto, 100-1260 Hamilton St. Suite 101 Vancouver, BC V6B 2S8, Canada	9,000,000	100%	69.3%	75%	81.9%	90%

	All Officers and Directors as a Group (1 person)	9,000,000	100%	69.3%	75%	81.9%	90%

[1]

The person named above may be deemed to be a “parent” and “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Giusto is the only “promoter” of our company.

On December 11, 2006, a total of 9,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers’ transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue control our company after the offering, investors in this offering will be unable to change the course of our operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

The company is hereby registering 4,000,000 of its common shares, in addition to the 9,000,000 shares currently issued and outstanding. The price per share is $0.02.

The 9,000,000 shares currently issued and outstanding were acquired by our sole officer and director on December 11, 2006. We issued a total of 9,000,000 common shares for consideration of $9,000, which was accounted for as a purchase of common stock.

In the event the company receives payment for the sale of their shares, Sparking Events will receive all of the proceeds from such sales. Sparking Events is bearing all expenses in connection with the registration of the shares of the company.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our
Board of Directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;
*	and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 70% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in our control. Provisions 78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay to make more difficult acquisitions or changes in our control. However, these provisions only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the State of Nevada appearing on our stock ledger, and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely to occur. Currently, we have no Nevada shareholders and, since this offering will not be made in the State of Nevada, no shares will be sold to Nevada residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the State of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Stock Transfer Agent

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, Sparking Events will act as its own transfer agent.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

ORGANIZATION WITHIN LAST FIVE YEARS

Sparking Events was incorporated on November 29, 2006 under the laws of the State of Nevada. On that date, Carlo Giusto was appointed as the Sole Director. Mr. Giusto was also appointed as President, Secretary, Treasurer and Chief Executive Officer.

DESCRIPTION OF BUSINESS

Business Development

Sparking Events, Inc. (“Sparking Events”, “the Company”, “our”, “we”, or “us”) is a development stage company incorporated on November 29, 2006 in the State of Nevada to enter into the concert production and promotion industry. The company expects to provide concert goers in the Lower Mainland with top quality acts as well as up and coming artists.

To date, the company’s operations have been limited to the research of artists, agencies, venues, sub contractors, demographics and sponsorship. We have not yet implemented our business model or booked any future events. To date, we have generated no revenues from our operations.

Business of Issuer

Sparking Events was established to produce and promote concerts and club events in the Lower Mainland. Our approach will be to promote concerts featuring top quality acts and make use of larger scale nightclubs, midsize auditoriums and arenas.  Competition in the concert industry is strong but fragmented.  Our plan is to establish close working relationships with agencies that manage well known acts.  We intend to provide the service of coordinating acts with proper venues. This includes booking acts, booking venues, advertising, placement of sub contractors and supplying the acts with their specific technical requirements.  We aim to offer a comprehensive collection of concert production and promotion services for the artists’ management.

Market Opportunity

The rapid growth of the Vancouver Lower Mainland has created demand for expanding market for concert productions.  Sparking Events intends to enter this market with quality event production at a cost affordable to its patrons.

Market for the Concert Industry

The annual North American market for concerts was 1.8 billion dollars in 2002. Concert revenue in the North American market, defined as the sum of ticket sales, was $3.8 billion in 2005.

Competitive Advantages

The market in which we expect to compete is highly competitive, and we will face competition from one or more entities in the Lower Mainland.  In addition, we anticipate that competition will increase in the future.  Many of our competitors are larger businesses and have substantially larger financial resources and a much greater contact base in the industry than we will have.

Marketing

Our initial marketing efforts may include:

- Concert hotwire listings in all Metro Vancouver media publications

- Direct marketing.

- Weekly Entertainment publications and online advertising.

- Street Team

- Radio spots

- Ticket contests

Staffing

As of August 31, 2007, Sparking Events has no permanent staff other than its sole officer and director, Carlo Giusto, who is the President and Chairman of the company. Mr. Giusto is employed elsewhere and has the flexibility to work on Sparking Events up to 10 hours per week. He is prepared to devote more time to our operations as may be required. He is not being paid at present.

Employees and Employment Agreements

At present, Sparking Events has no employees other than its current sole officer and director, Mr. Giusto, who has not been compensated. There are no employment agreements in existence. The company presently does not have, pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the company may adopt plans in the future. There are presently no personal benefits available to the company’s director.

Reports to security holders

Sparking Events has filed a registration statement on Form SB-2 with the Securities and Exchange Commission, under the Securities Act of 1933, covering the securities in this offering. As permitted by rules and regulations of the Commission, this prospectus does not contain all of the information in the registration statement.

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our plans or predictions.

Company Overview

We are a development-stage company recently incorporated to enter into the concert promotion and production industry. We have recently commenced business operations and have not generated any revenues.

Our auditors have issued a “going concern” opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any substantial revenues and no substantial revenues are anticipated until we have completed the financing anticipated in this offering. Accordingly, we must raise cash from sources other than from the sale of our concert productions. Our only other source for cash at this time is investments by others in this offering. We must raise cash to implement our business strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year.

As of August 31, 2007, Sparking Events had $8,921 cash on hand and in the bank. Management believes this amount will satisfy our cash requirements until such time that additional proceeds are raised through this offering. We plan to satisfy our future cash requirements - primarily the working capital required to procure of our computer hardware and software systems, develop our marketing campaign and offset our legal and accounting fees - by additional equity financing. This will likely be in the form of private placements of common stock. There is no additional offering planned at present.

Management believes that if subsequent private placements are successful, we will generate sales revenue within the following twelve months thereof. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

If Sparking Events is unsuccessful in raising the additional proceeds through a private placement offering we will then have to seek additional funds through debt financing, which would be highly difficult for a new development stage company to secure. Therefore, the company is highly dependent upon the success of the anticipated private placement offering described herein and failure thereof would result in Sparking Events having to seek capital from other resources such as debt financing, which may not even be available to the company. However, if such financing were available, because Sparking Events is a development stage company with no operations to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing and determine whether the business could sustain operations and growth and manage the debt load. If Sparking Events cannot raise additional proceeds via a private placement of its common stock or secure debt financing we would be required to cease business operations. As a result, investors in Sparking Events' common stock would lose all of their investment.

The company’s research of potential artists will continue over the next 12 months. Sparking Events does not expect the purchase or sale of plant or any significant equipment and Sparking Events does not anticipate any change in the number of our employees. Sparking Events' current material commitments include the total costs of the planned offering as provided herein, estimated at $9,900.

Sparking Events has no current plans, preliminary or otherwise, to merge with any other entity.

Plan of Operation

Over the 12 month period starting upon the effective date of this registration statement, the company must raise capital and start initial research. The first stage of our operations over this period is to create working relationships with the agencies and potential artists. We expect to complete this step within 90 days of the effective date of this registration statement.

The second stage is to book our first artists or tours into compatible venues. This stage starts 90 days after the effective date of this registration statement. We intend to book 2 concerts every 3 months for three consecutive three month periods, ending 360 days after of the effective date of this registration statement. Thus, we plan on producing six concerts over the next twelve months. The marketing for the concerts produced during each three month period will commence on the starting date of each period. We plan on booking advertisement space in radio spots and printing the necessary promotional materials for each event.

The third stage is the placement of all sub contractors specifically needed for each production.  We intend to utilize the top lighting, sound, staging, street teams and security outfits in the Lower Mainland for our concerts.

The final stage will be the production of the concert and attending to the settlement or closing meeting to ensure that all contract requirements have been met.

If we can complete these stages and receive a positive result of our operations and the approval of our services by the public, we will attempt to raise money through a private placement and public offering.

At present, our sole officer and director is unwilling to make any commitment to loan us any funds but may reconsider if we arrange desirable events at reasonable pricing. His unwillingness to loan us additional money at this time is simply because he does not want to. At the present time, we have not made any arrangements to raise additional cash. If we need additional cash but are unable to raise it, we will either suspend marketing operations until we do raise the cash, or cease operations entirely. Other than as described in this paragraph, we have no other financing plans.

If we are unable to complete any phase of our systems development or marketing efforts because we don’t have enough money, we will cease our development and or marketing operations until we raise money. Attempting to raise capital after failing in any phase of our concert production plan would be difficult. As such, if we cannot secure additional proceeds we will have to cease operations and investors would lose their entire investment.

Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial production sourcing. We will hire an independent consultant to build an internet website to market our productions.

DESCRIPTION OF PROPERTY

The company does not own any real estate or other properties. The company’s office is located at Suite 112 North Curry St. Carson City, Nevada 89703, and our telephone number is 775-321-8299 and our fax number is (604) 261-1513.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 11, 2006 we issued a total of 9,000,000 shares of common stock to Carlo Giusto, our sole officer and director, for total cash consideration of $9,000. This was accounted for as a purchase of common stock.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Currently, there is no public trade marketing for our shares.

EXECUTIVE COMPENSATION

Summary of Compensation

Sparking Events has made no provisions for paying cash or non-cash compensation to our sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The following table sets forth the compensation paid by us from inception on November 29, 2006 through August 31, 2007. The compensation addresses all compensation awarded to, earned by, or paid to our named executive officer up to August 31, 2007. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation (US$)	Nonqualified Deferred Compensation (US$)	All Other Compensation (US$)	Total (US$)

Carlo Giusto	2006	0	0	0	0	0	0	0	0
President	2007	0	0	0	0	0	0	0	0

We have did not pay any salaries in 2006 or 2007. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Employment Agreements

At this time, Sparking Events has not entered into any employment agreements with our sole officer and director. If there is sufficient cash flow available from our future operations, the company may in the future enter into employment agreements with our sole officer and director, or future key staff members.

Stock Option Plan

The Board of Directors of Sparking Events has not adopted a stock option plan. The company has no plans to adopt one but we may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. Sparking Events may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined

EXPERTS

Our financial statements for the period from inception to August 31, 2007 included in this prospectus have been audited by Kyle Tingle, CPA, LLC 3145 E. Warm Springs Road, Suite 450, Las Vegas, NV 89120 as set forth in their report included in this prospectus. Their report is provided on their authority as experts in accounting and auditing.

Stephen Jackson, Forstrom Jackson, Suite 120- 625 Howe Street, Vancouver, BC Canada V6C 2T6, has acted as our legal counsel. Mr. Jackson has provided his opinion on the legality of the 4,000,000 shares of common stock being registered on behalf of the company by way of this prospectus.

FINANCIAL STATEMENTS

Our fiscal year end is February 28th. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

SPARKING EVENTS, INC.

(A Development Stage Enterprise)

FINANCIAL STATEMENTS

AUGUST 31, 2007

TABLE OF CONTENTS

REPORT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

F-3

BALANCE SHEETS

F-4

STATEMENTS OF OPERATIONS

F-5

STATEMENTS OF STOCKHOLDER’S EQUITY

F-6

STATEMENTS OF CASH FLOWS

F-7

NOTES TO INTERIM FINANCIAL STATEMENTS

F-8-F-12

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Sparking Events, Inc.

Burnaby BC, Canada

We have audited the accompanying balance sheets of Sparking Events, Inc. (A Development Stage Enterprise) as of August 31, 2007 and February 28, 2007 and the related statements of operations, stockholder’s equity, and cash flows for the periods then ended and the period November 29, 2006 (inception) through August 31, 2007.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly,   we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit  also  includes  assessing  the  accounting principles  used  and  significant  estimates  made  by  management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sparking Events, Inc. (A Development Stage Enterprise) as of August 31, 2007 and February 28, 2007 and the results of its operations and cash flows for periods then ended and the period November 29, 2006 (inception) through August 31, 2007, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has limited operations and has no established source of revenue.  This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Kyle L. Tingle, CPA, LLC

November 9, 2007

Las Vegas, Nevada

SPARKING EVENTS, INC.

(A Development Stage Enterprise)

BALANCE SHEETS

	August 31, 2007	February 28, 2007

ASSETS

CURRENT ASSETS
Cash	$ 8,921	$ 8,869
Total current assets	8,921	8,869

Total assets	$ 8,921	$ 8,869

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities Due to related party	$ 3,000 1,894	$ - 1,795
Total current liabilities	4,894	1,795

STOCKHOLDER’S EQUITY
Capital stock
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
9,000,000 shares of common stock	9,000	9,000
Deficit accumulated during the development stage	(4,973)	(1,926)

Total stockholder’s equity	4,027	7,074

Total liabilities and stockholder’s equity	$ 8,921	$ 8,869

The accompanying notes are an integral part of these financial statements

SPARKING EVENTS, INC.

(A Development Stage Enterprise)

STATEMENTS OF OPERATIONS

	Six months ended August 31, 2007	November 29, 2006 (date of inception) to February 28, 2007	November 29, 2006 (date of inception) to August 31, 2007

EXPENSES

Office and general	$ (47)	$ (1,926)	$ (1,973)
Professional fees	3,000)	-	(3,000)

NET LOSS	$ (3,047)	$ (1,926)	$ (4,973)

BASIC NET LOSS PER SHARE	$ (0.00)	$ (0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	9,000,000	7,813,187

The accompanying notes are an integral part of these financial statements

SPARKING EVENTS, INC.

(A Development Stage Enterprise)

STATEMENT OF STOCKHOLDER’S EQUITY

FROM INCEPTION (November 29, 2006) TO AUGUST 31, 2007

	Common Stock		Deficit Accumulated During the Development Stage	Total
	Number of shares	Amount

Balance, November 29, 2006	-	$ -	$ -	$ -

Common stock issued for cash at $0.001
per share December 11, 2006	9,000,000	9,000	-	9,000

Net loss, February 28, 2007			(1,926)	(1,926)

Balance, February 28, 2007	9,000,000	9,000	(1,926)	7,074

Net loss, August 31, 2007	-	-	(3,047)	(3,047)
Balance, August 31, 2007	9,000,000	$ 9,000	$ (4,973)	$ 4,027

The accompanying notes are an integral part of these financial statements

SPARKING EVENTS, INC.

(A Development Stage Enterprise)

STATEMENTS OF CASH FLOWS

	Six months ended August 31, 2007	November 29, 2006 (date of inception) to February 28, 2007	November 29, 2006 (date of inception) to August 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (3,047)	$ (1,926)	$ (4,973)
Adjustment to reconcile net loss to net cash used in operating activities
Increase in accrued expenses	3,000	-	3,000
Increase in shareholder loan	99	1,795	1,894

NET CASH PROVIDED IN OPERATING ACTIVITIES	52	(131)	(79)

CASH FLOWS FROM INVESTING ACTIVITIES

NET CASH PROVIDED BY FINANCING ACTIVITIES	0	0	0

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	9,000	9,000	9,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	9,000	9,000	9,000

NET INCREASE IN CASH	52	8,869	8,921

CASH, BEGINNING OF PERIOD	8,869	-	-

CASH, END OF PERIOD	$ 8,921	$ 8,869	$ 8,921

Supplemental cash flow information and noncash financing activities:

Cash paid for:

Interest	$ -	$ -	$ -

Income taxes	$ -	$ -	$ -

The accompanying notes are an integral part of these financial statements

SPARKING EVENTS, INC.

(A Development Stage Enterprise)

NOTES TO THE INTERIM FINANCIAL STATEMENTS

AUGUST 31, 2007

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Sparking Events, Inc.  (“Company”) is in the initial development stage and has incurred losses since inception totalling $4,973.  The Company was incorporated on November 29, 2006 in the State of Nevada and established a fiscal year end of February 28.  The Company is a development stage enterprise organized to enter into the special event and concert production industry.

The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.  The Company is funding its initial operations by way of issuing Founder’s shares.   As of August 31, 2007, the Company had issued 9,000,000 Founder’s shares at $0.001 per share for net funds to the Company of $9,000.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Income Taxes

The Company follows the liability method of accounting for income taxes in accordance with Statements of Financial Accounting Standards (“SFAS”) No.109, “Accounting for Income Taxes ” and clarified by FIN 48 “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109.”  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Foreign Currency Translation

The financial statements are presented in United States dollars.  In accordance with SFAS No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States

SPARKING EVENTS, INC.

(A Development Stage Enterprise)

NOTES TO THE INTERIM FINANCIAL STATEMENTS

AUGUST 31, 2007

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

dollar equivalents using foreign exchange rates which prevailed at the balance sheet date.  Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the periods presented  Related translation adjustments are reported as a separate component of stockholder’s equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations

Stock-based Compensation

The Company has not adopted a stock option plan and has not granted any stock options.  Accordingly no stock-based compensation has been recorded to date.

Share Based Expenses

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R “Share Based Payment.” This statement is a revision to SFAS 123 and supersedes Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and amends FASB Statement No. 95, “Statement of Cash Flows.” This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements.  The Company adopted SFAS No. 123R upon creation of the company and expenses share based costs in the period incurred.

Recent Accounting Pronouncements

In September 2006, the SEC Staff issued SEC Staff Accounting Bulletin 107, “Implementation Guidance for FASB 123 (R).”  The staff  believes the guidance in the SAB will assist issuers in their initial implementation  of  Statement  123R and  enhance  the  information  received  by investors and other users of financial  statements,  thereby  assisting  them in making investment and other decisions.  This SAB includes  interpretive guidance related to share-based payment transactions with non-employees,  the transition from nonpublic to public entity status, valuation methods (including assumptions such as expected  volatility  and expected  term),  the  accounting  for certain redeemable financials instruments issued under share-based payment arrangements, the  classification  of  compensation  expense,   non-GAAP  financial  measures, first-time  adoption of Statement 123R in an interim period,  capitalization  of compensation cost related to share-based  payment  arrangements,  the accounting for income tax effects of  share-based  payment  arrangements  upon  adoption of Statement 123R and disclosures of MD&A subsequent to adoption of Statement 123R.

In September 2006, the SEC Staff issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements” (“SAB No. 108”). SAB No. 108 requires the use of two alternative approaches in quantitatively evaluating materiality of misstatements. If the misstatement as quantified under either approach is material to the current year financial statements, the misstatement must be corrected. If the effect of correcting the prior year misstatements, if any, in the current year income statement is material, the prior year financial statements should be corrected. In the year of adoption (fiscal years ending after November 15, 2006 or calendar year 2006 for us), the misstatements may be corrected as an accounting change by adjusting opening retained earnings rather than being included in the current year income statement. We do not expect that the adoption of SAB No. 108 will have a material impact on our financial condition or results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS 157). SFAS 157 provides guidance for using fair value to measure assets and liabilities. SFAS 157 addresses the requests from investors for

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

expanded disclosure about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and will be adopted by the Company in the first quarter of fiscal year 2009.  We do not expect that the adoption of SFAS 157 will have a material impact on our financial condition or results of operations.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS No. 158”). SFAS No. 158 requires companies to recognize in their statement of financial position an asset for a plan’s overfunded status or a liability for a plan’s underfunded status and to measure a plan’s assets and its obligations that determine its funded status as of the end of the company’s fiscal year.

Additionally, SFAS No. 158 requires companies to recognize changes in the funded status of a defined benefit postretirement plan in the year that the changes occur and those changes will be reported in comprehensive income. The provision of SFAS No. 158 that will require us to recognize the funded status of our postretirement plans, and the disclosure requirements, will be effective for us as of December 31, 2006.  We do not expect that the adoption of SFAS No. 158 will have a material impact on our consolidated financial statements.

FAS 123(R)-5  was  issued  on  October  10,  2006.  The FSP provides that instruments that were originally issued as employee compensation and then modified, and that modification is made to the terms of the instrument solely to reflect an equity restructuring that occurs when the holders are no longer employees, then no change in the recognition or the measurement (due to a change in classification) of those instruments will result if both of the following conditions are met: (a). There is no increase in fair value of the award (or the ratio of intrinsic value to the exercise price of the award is preserved,  that is, the holder is made whole), or the antidilution provision is not added to the terms of the award in  contemplation  of an equity  restructuring;  and (b). All holders of the same class of equity instruments (for example, stock options) are treated in the same manner.  The provisions in this FSP shall be applied in the first reporting period beginning after the date the FSP is posted to the FASB website.  We will evaluate whether the adoption will have any impact on your financial statements.

In February 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115” (hereinafter “SFAS No. 159”). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007, although earlier adoption is permitted. Management has not determined the effect that adopting this statement would have on the Company’s financial condition or results of operations.

Going concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company does not have cash nor material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern.  The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The officers and directors have committed to advancing certain operating costs of the Company.

NOTE 3 - FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with the requirements of SFAS No. 107and SFAS No. 157, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

NOTE 4 – CAPITAL STOCK

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.

As of August 31, 2007, the Company has not granted any stock options and has not recorded any stock-based compensation.

On December 11, 2006, the sole Director purchased 9,000,000 shares of the common stock in the Company at $0.001 per share for $9,000.

NOTE 5 – RELATED PARTY TRANSACTIONS

As of August 31, 2007, the Company received advances from a Director in the amount of $1,894 to pay for incorporation costs and filing fees. The amounts due to the related party are unsecured and non-interest bearing with no set terms of repayment.

NOTE 6 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Per Statement of Accounting Standard No. 109 – Accounting for Income Tax and FASB Interpretation No. 48 - Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No.109, when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.

The components of the Company’s deferred tax asset as of February 28, 2007 are as follows:

Aug. 31, 2007

Feb. 28, 2007

Net operating loss carryforward

$

1,740

$

674

Valuation allowance

(1,740)

(674)

Net deferred tax asset

$

0

$

0

A reconciliation of income taxes computed at the statutory rate to the income tax amount recorded is as follows:

Aug. 31, 2007

Feb. 28, 2007

Since Inception

Tax at statutory rate (35%)

$

1,740

$

$

2,414

Increase in valuation allowance

(1,740)

(674)

(2,414)

Net deferred tax asset

$

0

$

0

$

0

The net federal operating loss carry forward will expire in 2027.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUTING AND FINANCIAL DISCLOSURE

Our auditors are Kyle Tingle, CPA, LLC, operating from their offices in Las Vegas, Nevada. There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

Part II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

See “Disclosure of Commission Position of Indemnification for Securities” above.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

SEC Filing Expenses	8,000
Printing	300
Transfer Agent	1,600
TOTAL	$ 9,900

RECENT SALES OF UNREGISTERED SECURITIES

 (a) Prior sales of common shares

Sparking Events is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001. As of December 11, 2006, we have issued 9,000,000 common shares to our sole officer and director for total consideration of $9,000.

Sparking Events is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

During the past year, the company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

December 11, 2006

We issued 9,000,000 common shares to the sole officer and director of the company for cash proceeds of $9,000, or $0.001 per share.

 (b) Use of proceeds

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of 1) the disclosure of the application of the offering proceeds, or 2) disclosure of the termination of this offering.

EXHIBITS

The following exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

Exhibit No.	Document Description
3.1	Articles of Incorporation of Sparking Events, Inc.
3.2	Bylaws of Sparking Events, Inc.
5.1	Opinion of Stephen Jackson regarding the legality of the securities being registered.
23.1	Consent of Kyle L. Tingle, CPA, LCC.

(b) Description of Exhibits

Exhibit 3.1

Articles of Incorporation of Sparking Events, Inc., dated November 29, 2006.

Exhibit 3.2

Bylaws of Sparking Events, Inc. approved and adopted on December 7, 2006.

Exhibit 5.1

Opinion of Stephen Jackson, Forstrom Jackson, Suite 120- 625 Howe Street, Vancouver, BC Canada V6C 2T6, dated December 11, 2007 regarding the legality of the securities being registered.

Exhibit 23.1

Consent of Kyle Tingle, CPA, LLC 3145 E. Warm Springs Road, Suite 450, Las Vegas, NV, 89120 dated November 30, 2007, regarding the use in this Registration Statement of their report of the auditors and financial statements of Sparking Events, Inc. for the period ending August 31, 2007.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

	(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

	(iii)	Include any additional or changed material information on the plan of distribution

2.

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. 4.

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of the securities of the undersigned small business pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on this Form SB-2 and authorized this

Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 12th day of

December, 2006.

Sparking Events, Inc.

/s/  Carlo Giusto

------------------------------------------------------------------------------------------------------------

Carlo Giusto

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer.

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